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                                                                    EXHIBIT 23.1
                                                                    ------------


                                                June 12, 1996



CardioTech International, Inc.
11 State Street
Woburn, Massachusetts  01801

     Re:  CardioTech 1996 Employee, Director and
          Consultant Stock Option Plan

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,100,000 shares (the "Shares") of Common Stock, $.01 par value per share, of CardioTech International, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 1996 Employee, Director and Consultant Stock Option Plan (the "Plan").

     We have examined the Amended and Restated Articles of Organization of the Company, the By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                         Very truly yours,


                         /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                         -------------------------------------------------------
                         MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.